Exhibit 99.2

RELEASE AND NON-DISPARAGEMENT AGREEMENT

THIS RELEASE AND NON-DISPARAGEMENT AGREEMENT (this “Release”) is made by and between JOHN H. CAPOBIANCO (the “Executive”) and MEDECISION, INC. (the “Company”).

WHEREAS, the Executive’s employment as an executive of the Company has ceased; and

WHEREAS, pursuant to that certain letter agreement between the Company and the Executive dated August 14, 2007 (the “Letter Agreement”), the Company has agreed to pay the Executive certain amounts and to provide him with certain rights and benefits, subject to the execution of this Release.

NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.             Resignation and Consideration.

1.1           The Executive acknowledges and confirms that he has resigned as an employee, officer and director of the Company, and as an employee, officer and director of any subsidiary or affiliate of the Company, effective August 14, 2007.

1.2           The Executive acknowledges that: (a) the payments set forth in the Letter Agreement satisfy any entitlement he may have under his Employment Agreement with the Company dated September 4, 2002 (as amended, the “Employment Agreement”), (b) he has no entitlement under any other severance or similar arrangement maintained by the Company, and (c) except as otherwise provided specifically in this Release, the Company does not and will not have any other liability or obligation to the Executive.  The Executive further acknowledges that, in the absence of his execution of this Release, the payments and rights specified in the Letter Agreement would not otherwise be due to the Executive.

2.             Release and Covenant Not to Sue.

2.1.          The Executive hereby fully and forever releases and discharges the Company (including all predecessors and successors, assigns, officers, directors, trustees, employees, agents and attorneys, past and present)(collectively, the “Released Persons”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising through the date of this Release, out of the Executive’s employment by the Company or the termination thereof, including, but not limited to, any claims for relief or causes of action under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., or any other federal, state or local statute, ordinance or regulation regarding discrimination in employment and any claims, demands or actions based upon alleged wrongful or retaliatory discharge or breach of contract under any state or federal law.

2.2.          The Executive expressly represents that he has not filed a lawsuit or initiated any other administrative proceeding against any Released Person and that he has not assigned any claim against any Released Person.  The Executive further promises not to initiate a lawsuit or to bring any other claim against the other arising out of or in any way related to the Executive’s employment by the Company or the termination of that employment.  This Release will not prevent the Executive from filing a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that any claims by the Executive for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be barred.

2.3.          The foregoing will not be deemed to release the Company from (i) claims solely to enforce this Release, (ii) claims solely to enforce the Letter Agreement, (iii) claims solely to enforce the terms of any equity incentive award agreement between the Executive and the Company (as modified by the Letter Agreement), or (iv) claims for indemnification under the Company’s By-Laws, under any indemnification agreement between the Company and the Executive or under any similar agreement.  In addition, the foregoing will not relieve the trustee of the Company’s 401(k) plan from its obligation to maintain and/or distribute the Executive’s 401(k) plan account in accordance with that plan’s terms.

3.             Protective Provisions.  The Executive acknowledges that Sections 8 and 9 of the Employment Agreement will survive the cessation of his employment.  The Executive affirms that the restrictive covenants therein contained are reasonable and necessary to protect the legitimate interests of the Company, that he received adequate consideration in exchange for agreeing to those restrictions and that he will abide by those restrictions.

4.             Non-Disparagement.  The Company (meaning, solely for this purpose, the Company’s directors and executive officers and other individuals authorized to make official communications on the Company’s behalf) will not disparage Executive or Executive’s performance or otherwise take any action which could reasonably be expected to adversely affect Executive’s personal or professional reputation.  Similarly, the Executive will not disparage the Company or any of its directors, officers, agents or employees or otherwise take any action which could reasonably be expected to adversely affect the reputation of the Company or the personal or professional reputation of any of the Company’s directors, officers, agents or employees.  Nothing in this paragraph will prevent either party from testifying truthfully in any valid judicial process.

5.             Cooperation.  The Executive further agrees that, subject to reimbursement of his reasonable expenses, he will cooperate fully with the Company and its counsel with respect to any matter (including litigation, investigations, or governmental proceedings) that relates to matters with which the Executive was involved during his employment with the Company.  The Executive shall render such cooperation in a timely manner on reasonable notice from the Company.

6.             Rescission Right.  The Executive expressly acknowledges and recites that (a) he has read and understands the terms of this Release in its entirety, (b) he has entered into this Release knowingly and voluntarily, without any duress or coercion; (c) he has been advised orally and is hereby advised in writing to consult with an attorney with respect to this Release before signing it; (d) he was provided twenty-one (21) calendar days after receipt of the Release to consider its terms before signing it; and (e) he is provided seven (7) calendar days from the date of signing to terminate and revoke this Release, in which case this Release shall be unenforceable, null and void.  The Executive may revoke this Release during those seven (7) days by providing written notice of revocation to the Company at its principal executive offices, c/o the Company’s Chief Executive Officer.

7.             Challenge.  If the Executive violates or challenges the enforceability of any provisions of the Protective Provisions or this Release, no further payments, rights or benefits will be due to the Executive.

8              Miscellaneous.

8.1.          No Admission of Liability.  This Release is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by the Company to the Executive.  There have been no such violations, and the Company specifically denies any such violations.

8.2.          No Reinstatement.  The Executive agrees that he will not apply for reinstatement with the Company or seek in any way to be reinstated, re-employed or hired by the Company in the future.

8.3.          Successors and Assigns.  This Release shall inure to the benefit of and be binding upon the Company and the Executive and their respective successors, executors, administrators and heirs.  The Executive not may make any assignment of this Release or any interest herein, by operation of law or otherwise.  The Company may assign this Release to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

8.4.          Severability.  Whenever possible, each provision of this Release will be interpreted in such manner as to be effective and valid under applicable law.  However, if any provision of this Release is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Release will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

8.5.          Entire Agreement; Amendments.  Except as otherwise provided herein, this Release contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof.  This Release may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

8.6.          Governing Law.  This Release shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the application of the principles of conflicts of laws.

8.7.          Counterparts and Facsimiles.  This Release may be executed, including execution by facsimile signature, in multiple counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Release to be executed by its duly authorized officer, and the Executive has executed this Release, in each case on the date indicated below, respectively.

Date:	August 14, 2007	/s/ John H. Capobianco
John H. Capobianco

MEDECISION, INC.

Date:	August 14, 2007	By:	/s/ David St.Clair

		Title:	Chairman of the Board of Directors and Chief Executive Officer